UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2025

Ponce Financial Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Maryland	001-41255	87-1893965
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2244 Westchester Avenue
Bronx, New York		10462
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (718) 931-9000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.01 per share	PDLB	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On May 13, 2025, Ponce Financial Group, Inc. (the “Company”) announced that its wholly-owned subsidiary, Ponce Bank, which is currently a federally chartered stock savings association, has adopted a plan of conversion to convert to a national bank. In connection with the conversion of Ponce Bank, the Company has filed an application with the Federal Reserve Board to become a bank holding company, which application is currently awaiting regulatory approval.

Ponce Bank is seeking to become a national bank in order to increase bank powers, including its eligibility to receive municipal deposits in New York. However, the Company and Ponce Bank do not expect any material changes in their core business as a result of the Company becoming a bank holding company and Ponce Bank becoming a national bank.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Ponce Financial Group, Inc.

Date:	May 13, 2025	By:	/s/ Carlos P. Naudon
Carlos P. Naudon President and Chief Executive Officer